BI-OPTIC VENTURES INC.

March 5, 2015	Trading Symbol: TSXV-OP.H
OTC - BOVKF

NOT FOR DISSEMINATION IN THE UNITED STATES OR THROUGH U.S. NEWS WIRES

BI-OPTIC VENTURES APPOINTS NEW CEO

Bi-Optic Ventures Inc. (the “Company”) (TSXV:  OP.H) is pleased to announce the appointment of Mr. William A. Gildea as Chief Executive Officer of the Company, effective immediately.

Mr. Gildea is an experienced investor and entrepreneur with expert proficiency in clean technology, environmental sustainability, and land re-development. He has a comprehensive understanding of the challenges confronted by new ventures and startups in the green technology space crucial to identifying undervalued assets and market opportunities. Mr. Gildea’s analytical, corporate finance, and executive advisory talent was developed as a successful business owner, brownfield developer, and engineering consultant for banks, private investors, governments, and corporations. He directly raised over $10M in capital from personal and professional networks and arranged an initial public offering (IPO) that resulted in a $100MM capital raise.

ON BEHALF OF THE BOARD OF DIRECTORS OF

 BI-OPTIC VENTURES INC.

"Harry Chew”

Director and President

For further information please contact:

Harry Chew, President

Telephone: 604-689-2646

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Bi-Optic undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. More detailed information about potential factors that could affect financial results is included in the documents filed from time to time with the Canadian securities regulatory authorities by Bi-Optic.